GNP BANCORP, INC.

          EMPLOYEES' COMBINED INCENTIVE AND NON-STATUTORY STOCK OPTION
                       AND STOCK APPRECIATION RIGHTS PLAN

                              CONVERSION AGREEMENT

             THIS CONVERSION AGREEMENT, made and entered into as of the 29th day of March, 1994, by and between GNP Bancorp, Inc. and the undersigned Grantee under the GNP Bancorp, Inc. Employees Combined Incentive and Non-Statutory Stock Option and Stock Appreciation Rights Plan amends each Option Agreement evidencing an Option and related Stock Appreciation Right heretofore granted to the Grantee under the Plan and listed on the Grantee Summary attached hereto as Annex A, as follows:

             1. Amendment of the Plan; Conversion of Option. Upon the Effective Date (as defined in the Merger Agreement described below) of that certain merger (the "Merger") of the Company with and into FCBC Acquisition Corp. II pursuant to that certain Agreement and Plan of Merger dated as of October 27, 1992, as amended, by and among First Colonial Bankshares Corporation, FCBC Acquisition Corp. I, FCBC Acquisition Corp. II, Hi-Bancorp, Inc., GNP Bancorp, Inc. and Bank of Highwood (the "Merger Agreement") each outstanding Option listed on the Grantee Summary attached hereto as Annex A shall be amended such that the Common Stock to which such Option relates shall be Class A Common Stock, $1.25 par value per share, of First Colonial Bankshares Corporation ("FCBC Common") and the Stock Appreciation Right related to such Option shall be cancelled and of no further force and effect.

             2. FCBC Option. The number of shares of FCBC Common to which each such amended Option shall relate shall be equal to:

             (A) the product of (x) the number of shares of GNP Bancorp Common (as defined in the Merger Agreement) covered by the Option listed in the Grantee Summary attached as Annex A hereto (to the extent not theretofore terminated prior to the Effective Date) multiplied by (y) the Merger Consideration (as defined in the Merger Agreement) payable under the Merger Agreement per share of GNP Bancorp Common less $54.85, divided by

             (B) the average of the high and low sale prices per share of FCBC Common reported on the NASDAQ National Market System for each day in the ten trading day period ending three days before the Effective Date of the Merger.

        The exercise price per share of FCBC Common under each such Option shall be equal to:

                  (1) the aggregate option price for the shares of GNP Bancorp Common covered by the Option listed on the Grantee Summary attached as Annex A hereto (to the extent not theretofore terminated prior to the Effective Date), divided by

                  (2) the number of shares of FCBC Common covered by the amended Option, as determined pursuant to paragraphs (A) and (B) above.

             3. Effect of Conversion Agreement. Except as expressly provided for herein, this Conversion Agreement shall affect no amendment, change or modification whatsoever of or to an Option Agreement or to the Plan. Unless defined herein, capitalized terms used in this Conversion Agreement shall have the same meaning ascribed to them under the Plan.

             IN WITNESS WHEREOF, the Company has caused this Conversion Agreement to be executed by its duly authorized officers and the Grantee has hereunto set his hand and seal, all as of the date and year first above written.

                                 GNP BANCORP, INC.


                                 By: _________________________________

                                 Its: ________________________________


   Attest:

   By: _________________________________

   Its: ________________________________


                                 Grantee:


                                 _____________________________________

                                 ACKNOWLEDGEMENT

             First Colonial Bankshares Corporation acknowledges and agrees that upon the Effective Date it will execute the Amended and Restated Incentive Stock Option Agreement attached hereto and further agrees that from and after the Effective Date it will be bound by the terms and conditions of such Amended and Restated Incentive Stock Option Agreement and the Plan.

                            FIRST COLONIAL BANKSHARES CORPORATION



                            By: ______________________________________
                                 Robert F. Sherman, President

   Annex A to GNP Bancorp, Inc. Conversion Agreement and
   Amended and Restated Incentive Stock Option Agreement


                                 GRANTEE SUMMARY

                       Schedule of Incentive Stock Options
                            Covered by the Agreement


   Optionee:_________________________________


                              Exercise                 Exercise
                 GNP Shares    Price        FCBC        Price     Expiration
    Option No.       #         ($/sh)    Common (#)     ($/sh)       Date